UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2007

YP CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-24217	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 East Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of Principal Executive Offices)	(Zip code)

(480) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2007 (the “Effective Date”), LiveDeal, Inc. (“LiveDeal”) and CBS Television Stations Digital Media Group (“CBS”) entered into a Co-Branded Website License Agreement (the “Agreement”).  As was previously disclosed in a Current Report on Form 8-K filed by YP Corp. (“YP”) on June 7, 2007, LiveDeal was merged with and into and became a wholly owned subsidiary of YP on June 6, 2007.  In light of the merger and the fact that the Agreement has not previously been disclosed, YP is filing this Current Report on Form 8-K to disclose the material terms of the Agreement.

Under the Agreement, LiveDeal granted to CBS a license to use, display, publish, distribute and transmit the “Co-Branded Website” (content available at www.livedeal.com).  The specific pricing terms of the Agreement are being withheld from disclosure in this Form 8-K pursuant to a request for confidential treatment (“CTR”) to be filed with the Securities and Exchange Commission (the “SEC”) by YP.

The Agreement provides for an initial term of 12 months.  In addition, either party may terminate the Agreement immediately for cause in the event that the other party (i) ceases to do business; (ii) breaches a material provision of the Agreement and fails to cure such breach within 30 days of receiving written notice thereof; or (iii) becomes insolvent or enters bankruptcy proceedings.

LiveDeal is required under the Agreement, among other things, to (i) maintain and support the Co-Branded Website for CBS’s station sites, including certain categories of classifieds; (ii) created a special, white-labeled CBS version of its customer service offering (including a special e-mail address) to support CBS’s station sites; and (iii) provide certain information to CBS regarding traffic, customer service inquiries and other data related to the Co-Branded Website.

CBS is required under the Agreement, among other things, to (i) feature a classifieds section within the site navigation for each CBS station website linking only to the Co-Branded Website and (ii) provide LiveDeal with “powered by: LiveDeal” attribution on each co-branded site within each CBS station site’s classifieds section.

In addition, the Agreement contains standard representations and warranties of both LiveDeal and CBS, as well as provisions relating to intellectual property rights, indemnification and confidentiality.

The above description of the Agreement is qualified in its entirety by reference to Agreement itself, a copy of which will be filed as an exhibit to YP’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, with portions omitted and filed separately with the SEC pursuant to the CTR described above.

Item 8.01.	Other Events.

The disclosures regarding the Agreement described under Item 1.01 above are incorporated into this Item 8.01 by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YP CORP.

Date: August 6, 2007	/s/ Gary L. Perschbacher
Gary L. Perschbacher
Chief Financial Officer